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                                                                         EX-99.j
                                                            Consent of Auditor's



                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Green Century Funds

We consent to the use of our report for the Green Century Equity Fund and the Green Century Balanced Fund, dated September 15, 2000, each incorporated herein by reference, and to the references to our firm under the headings "Auditors" and "Financial Highlights" in the prospectus and "Independent Auditors and Experts" in the statement of additional information.


                                          /s/ KPMG LLP
                                          -----------------
                                          KPMG LLP

Boston, Massachusetts
November 20, 2000